UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 2, 1999



                            HARVEY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


 NEW YORK                         1-4626                       13-1534671
(State or other            (Commission File Number)          (IRS Employer
jurisdiction of                                           Identification Number)
incorporation)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
--------------------------------------------------------------------------------
               (Address of principal executive office) (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                       N/A
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(Former name or former address, if changed since last report)

Item 5. Other Events

        On December 2, 1999, Harvey Electronics, Inc. (the "Company") announced it had reached an agreement in principle with CoolAudio.com, Inc. ("CoolAudio") to merge the two companies in a stock for stock transaction pursuant to which CoolAudio will merge with and into the Company. After giving effect to the stock for stock exchange, the current stockholders of CoolAudio will own approximately eighty (80%) percent of the issued and outstanding voting securities of the Company. The proposed merger is subject to, and contingent upon, the final approval of the Board of Directors of the respective companies, the execution of definitive merger documents, and the affirmative vote of the shareholders of both companies. There can be no assurance that the proposed merger will be consummated.

        Reference is made to the Company's related press release attached hereto as Exhibit 99.01 and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the sixth paragraph of the press release).

Item 7. Financial Statements and Exhibits

(c)      Exhibits

         99.01 Press Release dated December 2, 1999.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           HARVEY ELECTRONICS, INC.


                           By: /s/ Joseph J. Calabrese
                               -----------------------
                               Joseph J. Calabrese, Executive Vice President Chief Financial Officer, Treasurer, and Secretary


Date:  December 13, 1999